Exhibit 4.1

THIS CERTIFICATE BEARS A LEGEND ON THE REVERSE SIDE

Incorporated under the Laws of Delaware

______________, 2019

1	**100**

SOUTHWEST GAS HOLDINGS, INC.

120,000,000 Shares Common Stock, $1.00 Par Value Per Share

5,000,000 Shares Preferred Stock, without Par Value

2,000,000 Shares of Preference Stock, $20.00 Par Value Per Share.

THIS CERTIFIES THAT SOUTHWEST GAS HOLDINGS, INC., A CALIFORNIA CORPORATION IS THE REGISTERED HOLDER OF ONE HUNDRED SHARES OF THE COMMON STOCK OF SOUTHWEST GAS HOLDILNGS, INC., A DELAWARE CORPORATION

HEREINAFTER DESIGNATED “THE CORPORATION,” TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

This certificate and the shares represented hereby shall be held subject to all of the provisions of the Certificate of Incorporation and the Bylaws of the Corporation, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Certificate of Incorporation and Bylaws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

Any stockholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof, and a copy of the powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and / or rights and the Bylaws.

THE ADDRESS OF THE PRINCIPAL OFFICE OF THE CORPORATION IS: 5241 Spring Mountain Road, Post Office Box 98510, Las Vegas, NV 89193

WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:                , 2019

Thomas E. Moran, Secretary	Karen S. Haller, President

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR TRANSFERRED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.